Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated March 31, 2025, with respect to the consolidated financial statements of Binah Capital Group, Inc. as of December 31, 2024 and 2023 and for the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ FGMK, LLC

Chicago, Illinois

April 3, 2025